UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2009

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia 30701

(Address of Principal Executive Offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 2, 2009, Mohawk Industries, Inc. (the “Company”) entered into a $600 million four-year, senior, secured revolving credit facility (the “ABL Facility”) evidenced by a Loan and Security Agreement by and among the Company and certain of its subsidiaries, as Borrowers, certain of its subsidiaries, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as Administrative Agent. The Company entered into the ABL Facility in connection with the replacement of its Existing Facility as described below. Additional details regarding the ABL Facility are set forth in Item 2.03 of this report.

Item 1.02	Termination of a Material Definitive Agreement.

Effective September 1, 2009, Mohawk International Holdings S.A R.L. (“MIH”), a subsidiary of the Company, terminated the Euro 130,000,000 Five-Year Credit Agreement dated as of November 8, 2005, as amended (the “Euro Facility”) by and among MIH, as Borrower, the Company, as Guarantor, the Banks referred to therein and KBC Bank NV, as Administrative Agent and the Issuer. The Euro Facility allowed MIH to borrow up to Euro 130 million and was originally set to mature on November 8, 2010. No early termination penalties will be incurred as a result of the termination.

MIH terminated the Euro Facility early because it had determined that the liquidity provided by the Euro Facility during the remaining term was not necessary.

Effective September 2, 2009 and in connection with entering into the ABL Facility, the Company terminated its existing senior, unsecured Five-Year Credit Agreement dated as of October 28, 2005, as amended (the “Existing Facility”) by and among the Company, each of the Banks party thereto from time to time, and Wachovia Bank, National Association, as Administrative Agent. The Existing Facility allowed the Company to borrow up to $650 million and was originally scheduled to mature on October 28, 2010. No early termination penalties will be incurred as a result of the termination.

Certain of the parties to the Euro Facility and the Existing Facility have from time to time provided financing and other services to the Company and its affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As reported in Item 1.01 of this report, on September 2, 2009, the Company entered into the ABL Facility.

The ABL Facility provides for a maximum of $600 million of revolving credit, subject to borrowing base availability, including limited amounts of credit in the form of letters of credit and swingline loans. The borrowing base is equal to specified percentages of eligible accounts receivables and inventories of the Company and other borrowers under the ABL Facility, less reserves established in good faith by the Administrative Agent under the ABL Facility.

The ABL Facility is schedule to mature on September 2, 2013 but the maturity date will be moved earlier to: (i) October 15, 2010 if the Company’s outstanding 5.75% senior notes due January 15, 2011 have not been repaid, refinanced, defeased or adequately reserved for by the Company, as reasonably determined by the Administrative Agent, prior to October 15, 2010, and (ii) January 15, 2012, if the Company’s outstanding 7.20% senior notes due April 15, 2012 have not been repaid, refinanced, defeased or, adequately reserved for by the Company, as reasonably determined by the Administrative Agent, prior to January 15, 2012. The Company can make adequate reserves for such senior notes with unrestricted cash on hand and unutilized borrowing availability under the ABL Facility. The Company can terminate the ABL Facility at any time without payment of any termination penalties.

At the Company’s election, revolving loans under the ABL Facility bear interest at annual rates equal to either (a) LIBOR for 1, 2, 3 or 6 month periods, as selected by the Company, plus an applicable margin ranging between 3.75% and 4.25%, or (b) the higher of the prime rate, the Federal Funds rate plus 0.5%, or a daily LIBOR rate, plus an applicable margin ranging between 2.25% and 2.75%. The applicable margin is determined based on availability under the ABL Facility (with margins increasing as availability decreases). The Company also pays a commitment fee to the Lenders under the ABL Facility on the average amount by which the aggregate commitments of the Lenders’ exceeds utilization of the ABL Facility equal to 1.00% per annum during any quarter that this excess is 50% or more, and 0.75% per annum during any quarter that this excess is less than 50%.

The Company can use proceeds of the ABL Facility for general corporate purposes, including financing acquisitions and refinancing other indebtedness. As of September 1, 2009 there were no borrowings outstanding under the Existing Facility other than approximately $116.8 million of letters of credit which are now issued and outstanding under the ABL Facility.

All obligations of the Company and the other Borrowers under the ABL Facility are required to be guaranteed by all of the Company’s domestic material subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured by a security interest in accounts receivable, inventories, certain deposit and securities accounts, tax refunds and other personal property (excluding intellectual property) directly relating to, or arising from, and proceeds of, any of the foregoing.

The ABL Facility includes certain affirmative and negative covenants that impose restrictions on Mohawk’s financial and business operations, including limitations on debt, liens, investments, fundamental changes, asset dispositions, dividends and other similar restricted payments, transactions with affiliates, payments and modifications of certain existing debt, future negative pledges, and changes in the nature of the Company’s business. Many of these limitations are subject to numerous exceptions. The Company is also required to maintain a fixed charge coverage ratio of 1.1 to 1.0 during any period that the unutilized amount available under the ABL Facility is less than 15% of the amount available under the ABL Facility.

The ABL Facility also contains customary representations and warranties and events of default, subject to customary grace periods.

The foregoing summary of the ABL Facility is qualified in its entirety by reference to the Loan and Security Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Loan and Security Agreement dated as of September 2, 2009 by and among Mohawk Industries, Inc. and certain of its Subsidiaries, as Borrowers, certain of its Subsidiaries, as Guarantors, the Lenders from time to time party thereto, Wachovia Bank, National Association, as Administrative Agent, and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK INDUSTRIES, INC.

By:	/s/ James T. Lucke
James T. Lucke
Vice President—General Counsel

Dated: September 2, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Loan and Security Agreement dated as of September 2, 2009 by and among Mohawk Industries, Inc. and certain of its Subsidiaries, as Borrowers, certain of its Subsidiaries, as Guarantors, the Lenders from time to time party thereto, Wachovia Bank, National Association, as Administrative Agent, and the other parties thereto.